April 16, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read and agree with the
comments contained in the attached
letter dated April 16, 1997.

Yours truly,

DELOITTE & TOUCHE LLP
New York, New York